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                                                                    EXHIBIT 23.1


                    Consent of Independent Public Accountants


We consent to the incorporation by reference in this registration statement on Form S-8 pertaining to the Pharmacia & Upjohn, Inc. Directors Equity Compensation and Deferral Plan of our report dated February 10, 1999, on our audits of the consolidated financial statements of Pharmacia & Upjohn, Inc. and its subsidiaries as of December 31, 1998 and 1997 and for each of the three years in the period ended December 31, 1998. We also consent to the reference to our firm under the caption "Independent Public Accountants."



                                                      PRICEWATERHOUSECOOPERS LLP


Chicago, Illinois
April 20, 1999